UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 13D

                      UNDER SECURITIES EXCHANGE ACT OF 1934
                               (Amendment No. 7 )*


                           VIDEO JUKEBOX NETWORK, INC.
                           ---------------------------
                                (Name of Issuer)

                     COMMON STOCK, PAR VALUE $.001 PER SHARE
                     ---------------------------------------
                          (Title of Class of Securities)

                                   92656G 10 8
                                 --------------
                                 (CUSIP Number)


                               John G. Igoe, Esq.
                                Edwards & Angell
                               250 Royal Palm Way
                            Palm Beach, Florida 33480
                                 (407) 833-7700
          -----------------------------------------------------------
          (Name, Address and Telephone Number of Person Authorized to
                       Receive Notices and Communications)

                                FEBRUARY 11, 1994
             -------------------------------------------------------
             (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [ ].

Check the following box if a fee is being paid with the statement [ ]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

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1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         CEA Investors Partnership II, Ltd.
         Employer I.D. No.: 59-2881170

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2.       Check the appropriate box if a member of a group*
                                                              (a) [X]
                                                              (b) [ ]

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3.       SEC Use Only

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4.       Source of Funds*

         00

-------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)                  [ ]

-------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         Florida

-------------------------------------------------------------------------------
         Number of                          7.       Sole Voting Power
         Shares                                      -0-
         Beneficially                       8.       Shared Voting Power
         Owned By                                    10,365,622
         Each                               9.       Sole Dispositive Power
         Reporting                                   -0-
         Person With                        10.      Shared Dispositive Power
                                                     7,056,812

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11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         11,432,546

-------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                          [X]

-------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)
         62.9%

-------------------------------------------------------------------------------
14.      Type of Reporting Person*

         PN (Limited)

-------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

-------------------------------------------------------------------------------
1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         CEA Investors, Inc.
         Employer I.D. No.: 59-2827410

-------------------------------------------------------------------------------
2.       Check the appropriate box if a member of a group*
                                                           (a) [X]
                                                           (b) [ ]

-------------------------------------------------------------------------------
3.       SEC Use Only

-------------------------------------------------------------------------------
4.       Source of Funds*

         00

-------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)               [ ]

-------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         Florida

-------------------------------------------------------------------------------
         Number of                          7.       Sole Voting Power
         Shares                                      -0-
         Beneficially                       8.       Shared Voting Power
         Owned By                                    10,365,622
         Each                               9.       Sole Dispositive Power
         Reporting                                   -0-
         Person With                        10.      Shared Dispositive Power
                                                     7,056,812
-------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         11,452,546

-------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                        [X]

-------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)
         62.9%

-------------------------------------------------------------------------------
14.      Type of Reporting Person*

         CO

-------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

-------------------------------------------------------------------------------
1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         J. Patrick Michaels, Jr.
         Social Security No.: ###-##-####

-------------------------------------------------------------------------------
2.       Check the appropriate box if a member of a group*
                                                           (a) [X]
                                                           (b) [ ]

-------------------------------------------------------------------------------
3.       SEC Use Only


-------------------------------------------------------------------------------
4.       Source of Funds*

         00


-------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)               [ ]


-------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         United States

-------------------------------------------------------------------------------
         Number of                          7.       Sole Voting Power
         Shares                                      100,000
         Beneficially                       8.       Shared Voting Power
         Owned By                                    10,372,546
         Each                               9.       Sole Dispositive Power
         Reporting                                   100,000
         Person With                        10.      Shared Dispositive Power
                                                     7,063,736
-------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         11,432,456

-------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                        [X]

-------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)
         62.9%

-------------------------------------------------------------------------------
14.      Type of Reporting Person*

         IN

-------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

-------------------------------------------------------------------------------
1.       Name of reporting person
         S.S. or I.R.S. Identification No. of above person

         StarNet/CEA II Partners
         Employer I.D. No.: 59-3197398

-------------------------------------------------------------------------------
2.       Check the appropriate box if a member of a group*
                                                             (a) [X]
                                                             (b) [ ]

-------------------------------------------------------------------------------
3.       SEC Use Only


-------------------------------------------------------------------------------
4.       Source of Funds*

         WC


-------------------------------------------------------------------------------
5.       Check Box if Disclosure of Legal Proceedings is
         Required Pursuant to Items 2(d) or 2(e)                 [ ]


-------------------------------------------------------------------------------
6.       Citizenship or Place of Organization

         Delaware

-------------------------------------------------------------------------------
         Number of                          7.       Sole Voting Power
         Shares                                      -0-
         Beneficially                       8.       Shared Voting Power
         Owned By                                    10,365,622
         Each                               9.       Sole Dispositive Power
         Reporting                                   -0-
         Person With                        10.      Shared Dispositive Power
                                                     7,056,812
-------------------------------------------------------------------------------
11.      Aggregate Amount Beneficially Owned by Each Reporting Person

         11,432,546

-------------------------------------------------------------------------------
12.      Check Box if the Aggregate Amount in Row (11) Excludes
         Certain Shares*                                          [X]

-------------------------------------------------------------------------------
13.      Percent of Class Represented by Amount in Row (11)
         62.9%

-------------------------------------------------------------------------------
14.      Type of Reporting Person*

         PN

-------------------------------------------------------------------------------
                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

         This Amendment No. 7 ("Amendment") to the Statement on Schedule 13D dated July 27, 1993 (the "July Statement"), as amended by Amendment No. 1 thereto dated August 9, 1993 (the "August Amendment") and as amended by Amendment No. 2 thereto dated September 10, 1993 (the "September Amendment") and as amended by Amendment No. 3 thereto dated September 13, 1993 ("Amendment No. 3") and as amended by Amendment No. 4 thereto dated December 20, 1993 ("Amendment No. 4") and as amended by Amendment No. 5 thereto dated January 11, 1994 ("Amendment No. 5") and as amended by Amendment No. 6 thereto dated February 10, 1994 ("Amendment No. 6") (the July Statement as amended by the August Amendment, September Amendment, Amendment No. 3, Amendment No. 4, Amendment No. 5 and Amendment No. 6 is referred to as the "Original Statement"), is jointly filed by the persons listed on the execution pages hereof (the "Reporting Persons") pursuant to the Joint Filing Agreement filed as Exhibit 1.

         This Amendment is filed by the Reporting Persons subsequent to filing by CEA Investors Partnership II, Ltd., CEA Investors, Inc., and J. Patrick Michaels, Jr. (the "CEA Group") of Amendment No. 1 dated July 7, 1993, to the
Schedule 13D dated June 18, 1993 filed by the CEA Group. The CEA Group's
Schedule 13D dated June 18, 1993 and its exhibits, as amended by Amendment No. 1 dated July 7, 1993 and its exhibits as well as the Original Statement and its exhibits are incorporated herein by reference. Capitalized terms not defined herein shall have the meanings defined in the Original Statement.

         This Amendment relates to the common stock, par value $.001 per share (the "Common Stock"), of Video Jukebox Network, Inc., a Florida corporation (the "Company") and is filed pursuant to Rule 13d-2 under the Securities Exchange Act of 1934, as amended (the "Act").

         This Amendment is filed to disclose the agreement in principle of StarNet/CEA II Partners (the "Joint Venture") to purchase additional shares of Common Stock pursuant to a rights offering proposed to be conducted by the Company, as further described in Item 6 below, and to disclose certain other agreements in principle reached by the Joint Venture and its partners, CEA Investors Partnership II, Ltd. ("CEA II, Ltd.) and StarNet Interactive Entertainment, Inc. ("StarNet INT"), a wholly owned subsidiary of StarNet, Inc. ("StarNet"), with Island Pictures, a division of Island Trading Company ("Island"). Items 7, 8, 9, 10, 11 and 13 of the cover pages filed herewith do not reflect shares of Common Stock which may be purchased by the Joint Venture in the event the Company commences the rights offering.

         Except as specifically modified, amended or supplemented by this Amendment No. 7, all of the information in the Original Statement is hereby confirmed.

         Item 2 of the Original Statement is hereby supplemented as follows:

Item 2. Identity And Background

         Each of the Reporting Persons, other than the Joint Venture, expressly declares that the filing of this Amendment shall not be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Act, the beneficial owner of any securities covered by this Amendment. The Joint Venture expressly declares that the filing of this Amendment shall not be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Act, the beneficial owner of any securities covered by this Amendment except to the extent the Joint Venture may be deemed to be a beneficial owner of such securities pursuant to Rule 13d-5(b)(1) under the Act.

Item 3 of the Original Statement is hereby amended and supplemented as follows:

Item 3. Source And Amount Of Funds And Other Consideration

         The Common Stock proposed to be issued pursuant to the Proposed Offering (as that term is defined herein) is contemplated to be issued at $2.00 per share. If and to the extent that such Common Stock is purchased by the Joint Venture, the Joint Venture will pay the purchase price therefor from working capital, through additional capital contributions from CEA II, Ltd. and StarNet

INT, the partners of the Joint Venture. CEA II, Ltd. anticipates it would raise up to $2,000,000 pursuant to capital calls from its partners and it would advance such funds as capital contributions to the Joint Venture. CEA Investors, Inc., the general partner of CEA II, Ltd. anticipates it would raise up to $2,000,000 of such funds as equity contributions from J. Patrick Michaels, Jr., its sole shareholder. The Reporting Persons believe that StarNet INT anticipates it would obtain an interest bearing loan of up to $2,000,000 from Lenfest Communications, Inc. ("LCI") and it would advance such funds as capital contributions to the Joint venture and that LCI would make such loan out of its working capital.

Item 4 of the Original Statement is hereby amended and supplemented as follows:

Item 4. Purpose Of Transaction

The principal purposes of the Joint Venture and the other Reporting Persons remain as set forth in Item 4 of the Original Statement. As described in Item 6 herein, the Joint Venture has agreed to acquire its pro rata portion of Common Stock to be offered in the Proposed Offering plus all shares of Common Stock that are not purchased by the other shareholders of the Company in the Proposed Offering. As described in Item 6, the Joint Venture, StarNet INT, and CEA II, Ltd. have agreed in principle to grant certain Tag Along Rights (as defined herein) to Island in exchange for reciprocal tag along rights from Island relating to the proposed sale of shares of Common Stock held by such parties or the proposed sale of interests in the Joint Venture, StarNet INT or CEA II, Ltd. The Joint Venture has agreed in principle to vote its shares of the Company's Common Stock to elect as a director of the Company a designee of Island.

Item 6 of the Original Statement is hereby amended and supplemented as follows:

         Item 6. Contracts, Arrangements, Understandings Or Relationships With Respect To Securities Of The Issuer

         As reported in the Form 8-K filed by the Company on or about February 22, 1994, the Company has reached an agreement in principle with Island for the sale to Island of 2,500,000 shares of Common Stock and options to purchase an additional 2,500,000 shares of Common Stock, for an aggregate purchase price of $5,000,000 (the "Island Transaction").

         In connection with the Island Transaction, the Company has also reported in the Form 8-K that it intends to offer rights to purchase 2,000,000 shares of Common Stock for $2.00 per share on a pro rata basis to the holders of record of Common Stock as of a record date which has not yet been determined (the "Proposed Offering"). The Company has reported that if the Proposed Offering is undertaken, the shares of Common Stock issuable in the Proposed Offering will be registered pursuant to the Securities Act of 1933, as amended.

         The Joint Venture has agreed in principle to purchase its pro rata portion of shares of Common Stock offered in the Proposed Offering, plus all shares of Common Stock that are not purchased by the other shareholders in the Proposed Offering. The Joint Venture, StarNet INT and CEA II, Ltd. have further agreed in principle to grant to Island, under certain circumstances in which shares of Common Stock held by the Joint Venture, or interests in the Joint Venture, StarNet INT or CEA II, Ltd. are to be sold, the right to include a proportionate number of Island's shares of Common Stock in such sale on the same terms and conditions on which the Joint Venture proposes to sell its Common Stock or the appropriate party proposes to sell its interests in the Joint Venture, StarNet INT or CEA II, Ltd. ("Tag Along Rights").

         The Reporting Persons will require that reciprocal "tag along" rights be granted by Island to the Joint Venture, StarNet INT and CEA II, Ltd. covering the sale by Island of any of the Company's Common Stock covered by the Island Transaction, effective at the sooner to occur of (i) the date on which Island exercises options acquired in the Island Transaction to purchase 500,000 shares of Common Stock at $2.00 per share, which options are reported by the Company in its Form 8-K referred to above to be exercisable for a period of one year from the closing of the Island Transaction or (ii) one year from the closing of the Island Transaction.

         In connection with its agreements in principle with Island, the Joint Venture has agreed to vote its shares of the Company's Common Stock to elect as a director of the Company a designee of Island.

         The Company has reported on its Form 8-K referenced above that the consummation of the Island Transaction is subject to the negotiation of definitive agreements. The consummation of the agreements in principle between the Joint Venture and its partners and Island is subject to the consummation of the Island Transaction and to the execution of definitive agreements between such parties.

         It is not known at this date what proportion of the Common Stock offered in the Proposed Offering will ultimately be purchased by the Joint Venture, and, accordingly it is not known at this date the extent to which such purchase may affect the beneficial ownership of Common Stock with respect to each Reporting Person. If the Joint Venture purchases solely its pro rata interest in the Proposed Offering, based on the percentage of the Company's outstanding Common Stock held of record by the Joint Venture at the date hereof, the Joint Venture would purchase approximately 819,800 shares of such Common Stock at an aggregate price of $1,639,600 (or $2.00 per share). If none of the other stockholders of the Company purchase any shares of such Common Stock in the Proposed Offering, the Joint Venture has agreed to purchase all 2,000,000 shares covered by such Proposed Offering at an aggregate price of $4,000,000 (or $2.00 per share).

         Except as specifically modified, amended or supplemented by this Amendment No. 7, all of the information in the Original Statement is hereby confirmed.

Item 7. Material To Be Filed As Exhibits

Exhibit 1 Joint Filing Agreement with respect to the joint filing of Amendment No. 7 to Schedule 13D and all amendments thereto.

                                   SIGNATURES

         The undersigned, after reasonable inquiry and to the best of their knowledge and belief, certify that the information set forth in this statement is true, complete, and correct.

CEA INVESTORS PARTNERSHIP II,           CEA INVESTORS, INC., a
LTD. a Florida limited partnership      Florida corporation

By: CEA Investors, Inc., General
Partner
                                        By: /s/ THOMAS W. CARDY
                                           --------------------------------
                                        As:               VP
                                           --------------------------------

By: /s/ THOMAS W. CARDY                 Dated:       FEBRUARY 23, 1994
    ----------------------------                  -----------------------------
As:      VP
    ----------------------------

Dated:       FEBRUARY 23, 1994
      --------------------------
/s/ J. PATRICK MICHAELS, JR.
--------------------------------
J. Patrick Michaels, Jr.
                                        STARNET/CEA II PARTNERS
Dated: FEBRUARY 23, 1994                By: CEA Investors Partnership
      --------------------------        II, Ltd., a Florida Limited Partnership,
                                        its General Partner

                                        By: CEA Investors, Inc.,
                                            General Partner


                                        By: /s/ THOMAS W. CARDY
                                           ------------------------------------
                                        As:                   VP
                                           ------------------------------------
                                        Dated:            FEBRUARY 23, 1994
                                              ---------------------------------